EXHIBIT 99.1

ISSUER DIRECT CORP

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), entered into this 5th day of June 2008, (the “Effective Date”), BY and BETWEEN ISSUER DIRECT CORP (the “Company”), a Delaware corporation, and Lori Jones, (the “Consultant”).

A.

The Company wishes to obtain the services of the Consultant as Chief Financial Officer to serve as the principal financial officer and principal accounting officer (collectively, “CFO”);

B.

The Consultant wishes to provide these services as interim CFO to the Company in the capacity of an independent contractor.

THEREFORE, in consideration of the recitals, the following representations and covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree on the following terms:

1.0

ENGAGEMENT  The Company hereby engages the services of the Consultant for the position of CFO of the Company, and the Consultant hereby accepts such engagement and agrees to perform the services to the best of her ability and in accordance with terms and conditions of this Agreement.

2.0

DUTIES

2.1

The Consultant shall, pursuant to this Addendum and the Agreement, perform all duties customarily performed by a person with like titles and positions of a small, publicly-held corporation engaged in a business similar to the Company’s business.

2.2

The Consultant shall use her best efforts to promote the interests of the Company and, to the extent necessary to discharge the responsibilities assigned to the Consultant, perform faithfully and efficiently such responsibilities.

2.3

The Consultant shall perform her duties in San Antonio, Texas.

2.4

The Consultant will, subject to the terms of this Agreement, comply promptly and faithfully with the Company’s reasonable instructions, directions, requests, rules and regulations as may be expected of a similarly situated consultant. The Company shall not be deemed to have waived the right to require the Consultant to perform any duties hereunder by assigning the Consultant to any other duties or services or by assigning another individual to perform the duties of the Consultant.

3.0

REMUNERATION

3.1

Compensation.  Consultant shall be entitled to compensation pursuant to the terms of Exhibit 1.

3.2

Reimbursement of Expenses.  The Company shall reimburse the Consultant for all reasonable expenses incurred by the Consultant in the performance of her duties pursuant to this Agreement upon the Consultant providing the Company with receipts for such expenses. Such reimbursable expenses shall not include customary day-to-day office expenses, including but not limited to copies, faxes, and office supplies.

3.3

Indemnification.  The Company shall to the fullest extent permitted by law or as set forth in the Articles of Incorporation, and any future amendments, and the Bylaws of the Company, indemnify, defend and hold harmless Consultant from and against any and all claims, demands, proceedings, liabilities, damages, losses and expenses (including attorney's fees, court costs and disbursements) arising out of the fact that she is or was serving as Consultant of the Company, or the performance of her duties hereunder except in the case of Consultant’s gross negligence, willful misconduct, criminal conduct or violations of law.

3.4

Insurance.  In the event that the Company obtains director or officer insurance covering any person during the Term of this Agreement, the Company will also take reasonable measures to obtain such insurance covering Consultant.

3.5

Taxes.  Consultant shall be responsible for the payment of all taxes to the Internal Revenue Service as well as any taxes payable in the United States including taxes payable to any state or local jurisdiction. Consultant indemnifies the Company with respect to the payment of any and all taxes owing and due as a result of compensation paid to Consultant.

4.0

RESTRICTIVE COVENANTS

4.1

Non-Competition.  During the Term of this Agreement and for three months following termination of this Agreement as provided in section 5.0 hereof, the Consultant shall not directly or indirectly:

(a)

own, operate, manage, control, invest, participate in any manner or have any interest in;

(b)

act as an officer, director, agent, employee, advisor or consultant of; or

(c)

assist in any way or in any capacity, any person, firm, association, partnership, corporation or other entity which is,

a business that is the same or substantially similar to and/or competes with the business then engaged in by the Company (the “Competitive Entity”). Nothing in subsection 4.1 hereof shall be construed to limit the Consultant’s ability during the three-month period following termination of this Agreement to provide financial services to one or more third parties, provided that such third party is not a Competitive Entity.

4.2

Confidentiality.  The term “Confidential Information” means any and all information concerning the business of the Company which the Consultant may receive or develop as a result of her engagement. All documents, procedures, policies, programs, reports, plans, proposals, technical information, know-how, systems and other information unique to the Company, its customers or principals, received or developed by the Consultant are the property of the Company and/or such parties. The Consultant shall not make any unauthorized disclosure or use of and shall use her best efforts to prevent publication or disclosure or use of Confidential Information.

5.0

TERMINATION  This Agreement may be terminated by either Company or Consultant upon 60 days notice.  In the event of the termination of the Consultant's engagement under this Agreement, Consultant will be entitled only to the compensation, earned by Consultant hereunder as of the date of such termination.  The Consultant shall not be entitled to a severance of any kind upon termination of this Agreement for any reason.

6.0

RIGHT TO USE CONSULTANT’S NAME AND LIKENESS.  The Consultant hereby grants to the Company the right to use the Consultant’s name, likeness and/or biography in connection with the services performed by the Consultant under this Agreement and in connection with the advertising or exploitation of any project with respect to which the Consultant performs services for the Company.

7.0

WAIVER  No consent or waiver, express or implied, by any party to this Agreement of any breach or default by the other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party’s performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

8.0

NOTICES  Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid to the address of the parties set out on the first page of this Agreement, or if delivered via email, shall not be deemed to be delivered until the other party acknowledges receipt via return email.

9.0

APPLICABLE LAW  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the federal laws of the United States applicable therein, which shall be deemed to be the proper law hereof.

10.0

SEVERABILITY  If any provision of this Agreement for any reason be declared invalid or unenforceable, such declaration shall not effect the validity or enforceability of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

11.0

ENTIRE AGREEMENT  This Agreement constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by both parties hereto, provided that if the Company becomes listed on the Amex, NASDAQ or NYSE, the Company and the Consultant shall reasonably renegotiate the terms of this Agreement to the extent such terms are inconsistent with the rules and regulations of such exchange or quotation system.

IN WITNESS WHEREOF the undersigned have duly executed this Agreement as of the date set out on the first page of this Agreement.

ISSUER DIRECT CORPORATION

/s/ Brian R. Balbirnie
Brian Balbirnie, CEO

CONSULTANT

/s/ Lori Jones
Lori Jones

Exhibit 1

Initial Term

 During the first sixty days of this Agreement, the Consultant shall receive monthly compensation of $4,000, to be billed by Consultant in monthly installments on the first day of each month, to be paid on or before the 20th day of each month and 32,000 shares of the Company’s common stock bearing the appropriate restricted legend for unregistered shares and recognizing the holder as an affiliate of the Company (the “Shares”), which shall accrue monthly in equal amounts of 16,000 Shares per month.  The Shares shall be issued within 30 days of the effective date of this Agreement.

 Subsequent to the first 60 days of this Agreement, the Consultant shall receive monthly compensation of $8,000 (“Cash Compensation”), to be billed by Consultant in bi-monthly installments on the first and fifteenth day of each month, which billings shall be paid within 7 days by Company.